EXHIBIT 99

EMERGENT BIOSOLUTIONS REPORTS THIRD QUARTER AND NINE MONTHS 2015 FINANCIAL RESULTS

GAITHERSBURG, MD, November 5, 2015—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter and nine months ended September 30, 2015.

FINANCIAL HIGHLIGHTS

•	Total revenues: Q3 2015 of $164.9 million, +20% Y/Y; nine months 2015 of $354.7 million, +17% Y/Y;
•	GAAP net income: Q3 2015 of $36.9 million, or $0.79 per diluted share, +69% Y/Y; nine months 2015 of $29.5 million, or $0.69 per diluted share;
•	Adjusted net income: Q3 2015 of $39.8 million, or $0.83 per diluted share, +59% Y/Y; nine months 2015 of $38.0 million, or $0.81 per diluted share, +95% Y/Y;
•	EBITDA: Q3 2015 of $61.8 million, or $1.29 per diluted share, +54% Y/Y; nine months 2015 of $71.5 million, or $1.52 per diluted share, +83% Y/Y; and
•	Adjusted EBITDA: Q3 2015 of $63.2 million, or $1.32 per diluted share, +50% Y/Y; nine months 2015 of $75.6 million, or $1.61 per diluted share, +56% Y/Y.

2015 BUSINESS ACCOMPLISHMENTS

•	Announced plan to implement tax-free spin-off of Aptevo Therapeutics (the Company's Biosciences business) into a separate publicly traded company, targeted for mid-2016;
•	Successfully launched Emergard, the Company's military-grade auto-injector device for chemical threats in Ex-US markets;
•	Received FDA approval and launched IXINITY®, a recombinant factor IX treatment for Hemophilia B;
•	Received FDA approval of Anthrasil™, an immune globulin for the treatment for inhalational anthrax;
•	Awarded $20M in multiple contracts with BARDA to manufacture Ebola monoclonal antibodies under the Center for Innovation in Advanced Development and Manufacturing program;
•	Received a $44M CDC contract to further supply the strategic national stockpile with the Company's Vaccinia Immune Globulin product; and
•	Continued steady progress on Building 55 sBLA approval.

2015 FINANCIAL OUTLOOK

The Company is updating its financial outlook by raising the low end of its 2015 revenue range and reaffirming its net income guidance as follows:

•	Total revenues of $520-$540 million (previously $510-$540 million)
•	Net income of $50-$60 million (GAAP) and $60-$70 million (Adjusted)

2015 FINANCIAL PERFORMANCE

(I) Quarter Ended September 30, 2015 (unaudited)

Revenues

Product Sales
For Q3 2015, product sales were $124.0 million, an increase of 47% as compared to 2014. The increase primarily reflects increased sales of BioThrax during the quarter.

	Three Months Ended September 30,
(in millions)	2015	2014	% Change
Product Sales
BioThrax®	$109.8	$66.0	66%
Other biodefense	7.7	11.7	(34)%
Total Biodefense	$117.5	$77.7	51%

Total Biosciences	$6.5	$6.8	(4)%
Total Product Sales	$124.0	$84.5	47%

Contract Manufacturing
For Q3 2015, revenue from the Company's contract manufacturing operations was $11.3 million, an increase of 20% as compared to 2014. The increase was primarily due to the timing of fill/finish services to third parties.

Contracts, Grants and Collaborations
For Q3 2015, contracts, grants and collaborations revenue was $29.6 million, a decrease of 33% as compared to 2014. The decrease was primarily due to recognition in 2014 of $15.3 million of the upfront fee related to MOR209/ES414, the Company's prostate cancer therapeutic candidate being developed in collaboration with MorphoSys AG.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q3 2015, cost of product sales and contract manufacturing was $38.5 million, an increase of 19% as compared to 2014. The increase was primarily attributable to increased sales of BioThrax to the CDC.

Research and Development
For Q3 2015, gross research and development (R&D) expenses were $41.9 million, a decrease of 5% as compared to 2014. The decrease primarily reflects lower contract service costs associated with product candidates and technology platform development activities associated with the Biosciences division. Net R&D expenses, which are more representative of the Company's actual out-of-pocket investment in product development, are calculated as gross research and development expenses less contracts, grants and collaboration revenues. For Q3 2015, net R&D expenses were $12.2 million versus $0.1 million in 2014, reflecting the recognition in 2014 of $15.3 million of the upfront fee from MorphoSys related to MOR209/ES414.

	Three Months Ended September 30,
(in millions)	2015	2014	% Change
Research and Development Expenses (Gross)	$41.9	$44.2	(5)%
Adjustments:
Contracts, grants and collaborations revenues	29.6	44.1	(33)%
Net Research and Development Expenses	$12.2	$0.1	NA

Selling, General and Administrative
For Q3 2015, selling, general and administrative expenses were $31.6 million, an increase of 4% as compared to 2014. The increase was primarily attributable to selling, general and administrative costs associated with the launch of IXINITY and professional services to support the Company's strategic growth initiatives.

Net Income
For Q3 2015, GAAP net income per diluted share is computed using the if-converted method. This method requires GAAP net income to be adjusted in the amount of $1.0 million, from $36.9 million to $37.9 million, related to interest expense and amortization of debt issuance cost, both net of tax, associated with the Company's 2.875% Convertible Senior Notes due 2021. For Q3 2015, the diluted shares outstanding were 47.8 million.

(II) Nine Months Ended September 30, 2015 (unaudited)

Revenues

Product Sales
For the nine months of 2015, product sales were $224.3 million, an increase of 13% as compared to 2014. The increase primarily reflects increased sales of BioThrax in 2015.

	Nine Months Ended September 30,
(in millions)	2015	2014	% Change
Product Sales
BioThrax®	$182.0	$158.0	15%
Other biodefense	22.5	21.4	5%
Total Biodefense	$204.5	$179.4	14%

Total Biosciences	$19.8	$19.0	4%
Total Product Sales	$224.3	$198.5	13%

Contract Manufacturing
For the nine months of 2015, revenue from the Company's contract manufacturing operations was $32.4 million, an increase of 52% as compared to 2014. The increase was primarily due to the impact of fill/finish services for the entire nine month period in 2015.

Contracts, Grants and Collaborations
For the nine months of 2015, contracts, grants and collaborations revenue was $98.0 million, an increase of 19% as compared to 2014. The increase was primarily due to development funding for Anthrasil.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For the nine months of 2015, cost of product sales and contract manufacturing was $84.5 million, a decrease of 2% as compared 2014. The decrease was primarily attributable to the decrease in the BioThrax cost per dose sold associated with increased production yield in the period in which the doses were produced.

Research and Development
For the nine months of 2015, gross R&D expenses were $121.5 million, an increase of 9% as compared to 2014. The increase was primarily attributable to higher contract service costs for product candidates and manufacturing development in the Biodefense segment.

Net R&D expenses for the nine months of 2015 were $23.5 million, a decrease of 20% as compared to 2014.

	Nine Months Ended September 30,
(in millions)	2015	2014	% Change
Research and Development Expenses (Gross)	$121.5	$111.9	9%
Adjustments:
Contracts, grants and collaboration revenues	98.0	82.3	19%
Net loss attributable to non-controlling interest	--	--	--
Net Research and Development Expenses	$23.5	$29.6	(20)%

Selling, General and Administrative
For the nine months of 2015, selling, general and administrative expenses were $102.5 million, an increase of 13% as compared to 2014. The increase was primarily attributable to additional post-acquisition selling, general and administrative costs largely associated with the operations acquired in Q1 2014, including IXINITY launch costs, as well as professional services to support the Company's strategic growth initiatives.

Net Income
For the nine months of 2015, GAAP net income per diluted share is computed using the if-converted method. This method requires GAAP net income to be adjusted in the amount of $3.1 million, from $29.5 million to $32.6 million, related to interest expense and amortization of debt issuance cost, both net of tax, associated with the Company's 2.875% Convertible Senior Notes due 2021. For the nine months of 2015, the diluted shares outstanding were 47.0 million.

(III) Reconciliation of GAAP Net Income to Adjusted Net Income, EBITDA and Adjusted EBITDA

This press release contains three financial measures (Adjusted Net Income, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), and adjusted EBITDA) that are considered "non-GAAP" financial measures under applicable Securities & Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting. EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. Adjusted EBITDA also excludes specified items that can be highly variable and the non-cash impact of certain purchase accounting adjustments. The Company views these non-GAAP financial measures as a means to facilitate management's financial and operational decision-making, including evaluation of the Company's historical operating results and comparison to competitors' operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company's business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of GAAP Net Income to Adjusted Net Income

	Three Months Ended September 30,
(in millions, except per share value)	2015	2014	Source
GAAP Net Income	$36.9	$21.8	NA
Adjustments:
Spin-off and acquisition-related costs (transaction & integration)	1.0	1.0	SG&A
Non-cash amortization charges	2.7	2.6	COGS, SG&A, Other Income
Impact of purchase accounting on inventory step-up	0.4	1.0	COGS
Tax effect	(1.3)	(1.4)	NA
Total Adjustments	2.9	3.2	NA
Adjusted Net Income Adjusted Net Income per Diluted Share	$39.8 $0.83	$25.0 $0.54	NA

	Nine Months Ended September 30,
(in millions, except per share value)	2015	2014	Source
GAAP Net Income	$29.5	$6.6	NA
Adjustments:
Spin-off and acquisition-related costs (transaction & integration)	3.5	7.4	SG&A
Non-cash amortization charges	8.1	7.2	COGS, SG&A, Other Income
Write-off of syndicated loans	--	1.8	Other Income
Impact of purchase accounting on inventory step-up	0.6	2.0	COGS
Tax effect	(3.6)	(5.5)	NA
Total Adjustments	8.5	12.9	NA
Adjusted Net Income Adjusted Net Income per Diluted Share	$38.0 $0.81	$19.5 $0.51	NA

Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,
(in millions, except per share value)	2015	2014
GAAP Net Income	$36.9	$21.8
Adjustments:
+ Depreciation & Amortization	8.2	8.6
+ Provision For Income Taxes	15.1	7.9
+ Total Interest Expense	1.6	1.8
Total Adjustments	24.9	18.3
EBITDA EBITDA per Diluted Share	$61.8 $1.29	$40.1 $0.86
Additional Adjustments:
+ Spin-off and acquisition-related costs (transaction & integration)	1.0	1.0
+ Impact of purchase accounting on inventory step-up	0.4	1.0
Total Additional Adjustments	1.4	2.0
Adjusted EBITDA Adjusted EBITDA per Diluted Share	$63.2 $1.32	$42.1 $0.90

	Nine Months Ended September 30,
(in millions, except per share value)	2015	2014
GAAP Net Income	$29.5	$6.6
Adjustments:
+ Depreciation & Amortization	24.7	23.2
+ Provision Income Taxes	12.4	2.1
+ Total Interest Expense	4.9	7.1
Total Adjustments	42.0	32.4
EBITDA EBITDA per Diluted Share	$71.5 $1.52	$39.0 $1.03
Additional Adjustments:
+ Spin-off and acquisition-related costs (transaction & integration)	3.5	7.4
+ Impact of purchase accounting on inventory step-up	0.6	2.0
Total Additional Adjustments	4.1	9.4
Adjusted EBITDA Adjusted EBITDA per Diluted Share	$75.6 $1.61	$48.4 $1.28

CONFERENCE CALL AND WEBCAST INFORMATION

Company management will host a conference call at 5:00 pm (Eastern Time) today, November 5, 2015, to discuss these financial results. This conference call can be accessed live by telephone or through Emergent's website.

Live Teleconference Information: Dial in number: (855) 766-6521 International dial in: (262) 912-6157 Passcode: 48261059	Live Webcast Information: Visit www.emergentbiosolutions.com and select the "Investors" section

Pre-registering for the live call will expedite access and minimize hold times. You will be issued a passcode to bypass the operator and connect directly. To pre-register for the call, visit the following website: http://edge.media-server.com/m/p/xhoiec67/lan/en.

A replay of the call can be accessed on Emergent's website http://www.emergentbiosolutions.com under "Investors."

ABOUT EMERGENT BIOSOLUTIONS INC.

Emergent BioSolutions is a global specialty biopharmaceutical company dedicated to one simple mission—to protect and enhance life. We develop, manufacture, and deliver a portfolio of medical countermeasures for biological and chemical threats as well as emerging infectious diseases. We also develop and commercialize therapeutics and other specialty products for hospitals and clinics in the areas of hematology/oncology, transplantation, infectious diseases and autoimmune disorders. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at www.emergentbiosolutions.com. Follow us @emergentbiosolu.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "forecasts", "estimates" and similar expressions in conjunction with, among other things, the planned spin-off of our biosciences business, discussions of financial performance or financial condition, growth strategy, product sales, manufacturing capabilities, product development, regulatory approvals or expenditures are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including whether the planned spin-off of the biosciences business is completed, as expected or at all, and the timing of any such spin-off; whether the conditions to the spin-off can be satisfied; whether the operational, marketing and strategic benefits of the spin-off can be achieved; whether the costs and expenses of the spin-off can be controlled within expectations; appropriations for BioThrax procurement; our ability to obtain new BioThrax sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax; availability of funding for our US government grants and contracts; our ability to identify and acquire or in-license products or late-stage product candidates that satisfy our selection criteria; whether anticipated synergies and benefits from an acquisition or in-license are realized within expected time periods or at all; our ability to enter into and maintain selective collaboration arrangements; the timing of and our ability to achieve milestones in out-license and collaboration contracts; our ability to expand our manufacturing facilities and capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with cGMP and other regulatory obligations; the results of regulatory inspections; our ability to meet operating and financial restrictions placed on us and our subsidiaries that are contained in our senior credit facility; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

###

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Tracey Schmitt Lintott Vice President, Global Public Affairs, Corp. Resp. (o) 240/631-3394 schmittt@ebsi.com

FINANCIAL STATEMENTS FOLLOW

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2015	December 31, 2014
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$308,718	$280,499
Accounts receivable	57,037	58,834
Inventories	80,070	65,674
Deferred taxes, current portion, net	1,483	1,710
Income tax receivable, net	3,433	1,357
Prepaid expenses and other current assets	22,749	24,101
Total current assets	473,490	432,175
Property, plant and equipment, net	327,643	313,979
In-process research and development	42,501	60,628
Intangible assets, net	59,738	58,344
Goodwill	52,585	52,585
Deferred tax assets, long-term, net	13,747	12,764
Other assets	6,844	8,216
Total assets	$976,548	$938,691
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$41,248	$40,930
Accrued expenses and other current liabilities	4,214	6,274
Accrued compensation	30,089	31,654
Contingent consideration, current portion	2,490	6,487
Provisions for chargebacks	1,950	2,246
Deferred revenue, current portion	8,734	5,345
Total current liabilities	88,725	92,936
Contingent consideration, net of current portion	22,271	34,599
Long-term indebtedness	253,000	251,000
Deferred revenue, net of current portion	5,987	5,713
Other liabilities	1,253	1,242
Total liabilities	371,236	385,490
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at both September 30, 2015 and December 31, 2014	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 39,305,269 shares issued and 38,885,080 shares outstanding at September 30, 2015; 38,129,872 shares issued and 37,709,683 shares outstanding at December 31, 2014	39	38
Treasury stock, at cost, 420,189 common shares at September 30, 2015 and December 31, 2014	(6,320)	(6,320)
Additional paid-in capital	297,953	274,222
Accumulated other comprehensive loss	(4,152)	(3,008)
Retained earnings	317,792	288,269
Total stockholders' equity	605,312	553,201
Total liabilities and stockholders' equity	$976,548	$938,691

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended September 30,
	2015	2014
	(Unaudited)
Revenues:
Product sales	$123,953	$84,457
Contract manufacturing	11,341	9,433
Contracts, grants and collaborations	29,646	44,064
Total revenues	164,940	137,954

Operating expense:
Cost of product sales and contract manufacturing	38,511	32,423
Research and development	41,868	44,207
Selling, general and administrative	31,556	30,292
Income from operations	53,005	31,032

Other income (expense):
Interest income	104	59
Interest expense	(1,635)	(1,810)
Other income, net	602	420
Total other expense, net	(929)	(1,331)

Income before provision for income taxes	52,076	29,701
Provision for income taxes	15,134	7,869
Net income	$36,942	$21,832

Net income per share - basic	$0.95	$0.58
Net income per share - diluted	$0.79	$0.49

Weighted-average number of shares - basic	38,831,341	37,507,220
Weighted-average number of shares - diluted	47,784,550	46,557,163

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Nine Months Ended September 30,
	2015	2014
	(Unaudited)
Revenues:
Product sales	$224,267	$198,493
Contract manufacturing	32,443	21,346
Contracts, grants and collaborations	97,975	82,324
Total revenues	354,685	302,163

Operating expense:
Cost of product sales and contract manufacturing	84,525	85,927
Research and development	121,511	111,864
Selling, general and administrative	102,502	90,936
Income from operations	46,147	13,436

Other income (expense):
Interest income	459	130
Interest expense	(4,923)	(7,066)
Other income, net	205	2,254
Total other expense, net	(4,259)	(4,682)

Income before provision for income taxes	41,888	8,754
Provision for income taxes	12,365	2,129
Net income	$29,523	$6,625

Net income per share - basic	$0.77	$0.18
Net income per share - diluted	$0.69	$0.17

Weighted-average number of shares - basic	38,423,715	37,261,357
Weighted-average number of shares - diluted	46,958,179	37,885,194

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:	(Unaudited)

Net income	$29,523	$6,625
Adjustments to reconcile to net cash provided by (used in) operating activities:
Stock-based compensation expense	11,802	9,454
Depreciation and amortization	25,859	24,286
Incomes taxes	15,904	1,817
Change in fair value of contingent consideration	(10,898)	3,216
Write off of debt issuance costs	-	1,831
Impairment of in-process research and development	9,827	-
Excess tax benefits from stock-based compensation	(8,002)	(5,566)
Other	197	541
Changes in operating assets and liabilities:
Accounts receivable	1,749	36,106
Inventories	(14,396)	4,729
Income taxes	(22,707)	(4,447)
Prepaid expenses and other assets	1,010	(10,845)
Accounts payable	1,902	(11,176)
Accrued expenses and other liabilities	(2,060)	1,026
Accrued compensation	(1,688)	(208)
Provision for chargebacks	(296)	(308)
Deferred revenue	3,663	3,416
Net cash provided by operating activities	41,389	60,497
Cash flows from investing activities:
Purchases of property, plant and equipment	(33,631)	(14,621)
Acquisition of Cangene Corporation, net of acquired cash	-	(178,167)
Net cash used in investing activities	(33,631)	(192,788)
Cash flows from financing activities:
Proceeds from convertible debenture, net of bank fees	-	241,654
Proceeds from long-term debt obligations	2,000	1,000
Issuance of common stock upon exercise of stock options	15,902	10,656
Excess tax benefits from stock-based compensation	8,002	5,566
Principal payments on long-term indebtedness	-	(62,000)
Contingent obligation payments	(5,427)	(1,691)
Net cash provided by financing activities	20,477	195,185

Effect of exchange rate changes on cash and cash equivalents	(16)	17

Net increase in cash and cash equivalents	28,219	62,911
Cash and cash equivalents at beginning of period	280,499	179,338
Cash and cash equivalents at end of period	$308,718	$242,249